UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2010

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)

Schlumberger 2010 Stock Incentive Plan

The stockholders of Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation (“Schlumberger”), approved the adoption of the Schlumberger 2010 Stock Incentive Plan (the “2010 Stock Plan”) at the 2010 Annual Meeting of Stockholders of Schlumberger Limited (the “Annual Meeting”) held on April 7, 2010. The 2010 Stock Plan provides for the grant to Schlumberger employees of, among other things, stock options, stock appreciation rights (SARs), restricted stock and restricted stock units covering up to 30,000,000 shares of common stock. No more than 3,000,000 shares may be the subject of awards that are not options or SARs. The 2010 Stock Plan was approved by Schlumberger’s Board of Directors on January 21, 2010, subject to stockholder approval, and is effective as of that date. The foregoing description of the 2010 Stock Plan is qualified in its entirety by reference to the text of the 2010 Stock Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Schlumberger Discounted Stock Purchase Plan

The stockholders of Schlumberger also approved at the Annual Meeting an amendment (the “DSPP Amendment”) to the Schlumberger Discounted Stock Purchase Plan (the “DSPP”). The DSPP Amendment increases the number of shares of common stock available for purchase under the DSPP by 10,000,000 shares. The DSPP Amendment was approved by Schlumberger’s Board of Directors on January 21, 2010, subject to stockholder approval, and is effective as of January 1, 2010. The foregoing description of the DSPP Amendment is qualified in its entirety by reference to the text of the amended and restated DSPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, all director nominees were elected (Item 1), and the stockholders of Schlumberger also approved:

•

Item 2—Schlumberger’s Consolidated Balance Sheet as at December 31, 2009, its Consolidated Statement of Income for the year ended December 31, 2009, and the declarations of dividends by the Board of Directors in 2009 as reflected in Schlumberger’s 2009 Annual Report to Stockholders;

•	Item 3—the adoption of the Schlumberger 2010 Stock Incentive Plan;

•	Item 4—the adoption of an amendment to the Schlumberger Discounted Stock Purchase Plan; and

•	Item 5—the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of Schlumberger for 2010.

The proposals are described in detail in Schlumberger’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 4, 2010 (the “Definitive Proxy Statement”).

The results are as follows:

Item 1—Election of Directors

All director nominees were elected at the Annual Meeting.

	For	Authority Withheld	Broker Non-votes
Philippe Camus	848,340,116	2,687,220	96,780,539
Peter L.S. Currie	847,856,745	3,170,591	96,780,539
Jamie S. Gorelick	844,021,683	7,005,653	96,780,539
Andrew Gould	846,740,383	4,286,953	96,780,539
Tony Isaac	832,853,130	18,174,206	96,780,539
K. V. Kamath	847,776,223	3,251,113	96,780,539
Nikolay Kudryavtsev	848,468,188	2,559,148	96,780,539
Adrian Lajous	844,231,516	6,795,820	96,780,539
Michael E. Marks	844,354,467	6,672,869	96,780,539
Leo Rafael Reif	848,487,634	2,539,702	96,780,539
Tore I. Sandvold	848,511,402	2,515,934	96,780,539
Henri Seydoux	848,395,696	2,631,640	96,780,539

Item 2—Financial Statements and Dividends

The proposal to approve Schlumberger’s Consolidated Balance Sheet as at December 31, 2009, its Consolidated Statement of Income for the year ended December 31, 2009, and the declarations of dividends by the Board of Directors in 2009 as reflected in Schlumberger’s 2009 Annual Report to Stockholders, as described in the proxy materials, was approved with approximately 98.7% of the votes cast at the Annual Meeting voting for the proposal and approximately 0.5% of the votes cast voting against the proposal.

For	Against	Abstain	Broker Non-votes
935,197,329	5,092,609	7,517,937	0

Item 3—2010 Stock Incentive Plan

The proposal to approve the adoption of the 2010 Stock Plan, as described in Schlumberger’s Definitive Proxy Statement, was approved with approximately 95.4% of the votes cast at the Annual Meeting voting for the proposal and approximately 4.3% of the votes cast voting against the proposal.

For	Against	Abstain	Broker Non-votes
811,868,573	36,414,569	2,744,194	96,780,539

Item 4—Amendment to DSPP

The proposal to approve the adoption of an amendment to the DSPP, as described in Schlumberger’s Definitive Proxy Statement, was approved at the Annual Meeting with approximately 99.0% of the votes cast voting for the proposal and approximately 0.7% of the votes cast voting against the proposal.

For	Against	Abstain	Broker Non-votes
842,592,406	5,825,931	2,608,999	96,780,539

Item 5—Independent Registered Public Accounting Firm

The proposal to approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the accounts of Schlumberger for 2010, as described in the proxy materials, was approved with approximately 99.6% of the votes cast at the Annual Meeting voting for the proposal and approximately 0.2% of the votes cast voting against the proposal.

For	Against	Abstain	Broker Non-votes
943,971,071	1,841,714	1,995,090	0

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

10.1	Schlumberger 2010 Stock Incentive Plan

10.2	Schlumberger Discounted Stock Purchase Plan, as amended and restated January 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: April 9, 2010

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